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                                                                     Exhibit 9.1


                                VOTING AGREEMENT


                  This Voting Agreement (the "AGREEMENT") is entered into as of December 20, 2001, by and among American Residential Investment Trust, Inc., a Maryland corporation (the "COMPANY"), MDC REIT Holdings, LLC, a Delaware limited liability company ("HOLDINGS"), Home Asset Management Corp., a Delaware corporation ("HAMCO") and John M. Robbins, Jr. ("ROBBINS"). The Company, Holdings, HAMCO and Robbins are collectively referred to herein as the "PARTIES."

                                    RECITALS

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, HAMCO and Holdings are entering into that certain Termination and Release Agreement (the "TERMINATION AND RELEASE AGREEMENT").

                  WHEREAS, HAMCO is the managing member of Holdings.

                  WHEREAS, Robbins and Holdings are stockholders of the Company.

                  WHEREAS, a condition precedent to the closing of the transactions contemplated by the Termination and Release Agreement is the execution and delivery of this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, undertakings and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                VOTING OF SHARES

         1.1 AGREEMENT TO VOTE. Holdings, HAMCO, Robbins and any entity to whom Holdings, HAMCO or Robbins transfer any Shares (as defined in Section 1.2) will at any meeting of the stockholders of the Company and on any solicitation of written consents of the stockholders of the Company, vote the Shares in favor of any motion or proposition that is made solely to (i) revoke the Company's election to be a real estate investment trust or "REIT" under the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) amend the Company's Articles of Amendment and Restatement ("ARTICLES") and Bylaws to remove all provisions that (a) restrict the acquisition and transfer of shares of the Company's common stock and are designed to preserve the Company's status as a REIT under the Code, and (b) provide special rights, preferences and privileges to Crescent (as defined in the Articles) or the holders of the Senior Secured Notes (as defined in the Articles), and (c) make references to Crescent or the Senior Secured Notes.


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         1.2      SHARES. "Shares" shall mean 1,600,000 shares of common stock of the Company owned by Holdings on the date hereof and 8,000 shares of common stock of the Company owned by Robbins on the date hereof. In the event of a stock dividend or distribution, or any change in the capital stock of the Company by reason of any stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

         1.3 PROXY. Concurrently with the delivery of this Agreement, Holdings agrees to deliver to the Company a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law but subject to termination as stated therein, with respect to the Shares.

         1.4 LIMITATIONS ON SALES. During the term of this Agreement, Holdings, HAMCO and Robbins agree not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares or impair the Shares or cause any of the foregoing to occur; PROVIDED, HOWEVER, that Holdings, HAMCO and Robbins may sell or otherwise dispose of any of the Shares if the transferee of such Shares agrees to be bound by and subject to the terms and conditions of this Agreement as if such transferee had executed this Agreement on the date hereof.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

         2.1 TERM. This Agreement and the proxy described in Section 1.3 hereof shall each expire and be of no further force and effect upon the earlier of (i) the cessation of the Company's next meeting of stockholders and any postponement or adjournment thereof (annual or special) held after December 31, 2001, and (ii) August 15, 2002.

         2.2 SPECIFIC PERFORMANCE. The Parties agree that in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, damages would be difficult to measure. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

         2.3 LEGEND. Holdings, HAMCO and Robbins agree that the reverse side of each stock certificate evidencing the Shares shall bear an endorsement (which shall be made conspicuous by using capital letters, bold-face or contrasting type, underlining or by similar means) in substantially the following form:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, A COPY OF WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS


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                  PRINCIPAL OFFICE AND WILL BE PROVIDED TO THE HOLDER HEREOF
                  UPON REQUEST. THE VOTING AGREEMENT EXPIRES ON THE EARLIER TO OCCUR OF (X) THE CESSATION OF THE COMPANY'S NEXT MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF (ANNUAL OR SPECIAL) HELD AFTER DECEMBER 31, 2001, AND (Y) AUGUST 15, 2002."

         The Company consents and agrees to the placement of such a legend on certificates evidencing the Shares and agrees to endorse the foregoing legends on such certificates and to notify any potential transferee of the Shares of the existence and terms of this Agreement.

         In no event shall such legend be allowed to remain on the Shares following the expiration of the term of this Agreement. The Company consents and agrees to the removal of such legend immediately upon the expiration of the term of this Agreement.

         2.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

         2.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         2.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         2.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         2.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


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         2.9      INTERPRETATION.

                  (a) The words "hereof," "herein," and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first set forth above.

                  (c) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         2.10 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, HOWEVER, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                 if to Company or
                 Robbins, to:        American Residential Investment Trust, Inc.
                                     445 Marine View Avenue, Suite 230
                                     Del Mar, California 92014
                                     Attention:  Chief Financial Officer
                                     Fax: (858) 350-6484


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                 with a copy to:     Gray Cary Ware & Freidenrich LLP
                                     4365 Executive Drive, Suite 1100
                                     San Diego, California  92121-2133
                                     Attention:  Christopher M. Smith, Esq.
                                     Facsimile:  (858) 677-1477


                 if to Holdings, to: MDC Reit Holdings, LLC
                                     11100 Santa Monica Blvd., Suite 2000
                                     Los Angeles, California 90025
                                     Attention:  President
                                     Facsimile: (310) 235-5967

                 with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                                     300 South Grand Avenue
                                     34th Floor
                                     Los Angeles, California 90071
                                     Attention:  Jeffrey H. Cohen, Esq.
                                     Facsimile: (213) 687-5600

                 if to HAMCO, to:    Home Asset Management Corp.
                                     11100 Santa Monica Blvd., Suite 2000
                                     Los Angeles, California 90025
                                     Attention:  President
                                     Facsimile:  (310) 235-5967

                 with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                                     300 South Grand Avenue
                                     34th Floor
                                     Los Angeles, California 90071
                                     Attention:  Jeffrey H. Cohen, Esq.
                                     Facsimile: (213) 687-5600


                  or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         2.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

         2.12 ATTORNEYS' FEES. In the event of any Action at law or in equity in relation to this Agreement, the prevailing party in such Action shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such Action. For purposes of this Section


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2.12, "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding at law or at equity.

         2.13 SUCCESSORS IN INTEREST OF HOLDINGS, HAMCO AND ROBBINS. The provisions of this Agreement shall be binding upon the successors in interest of Holdings, HAMCO and Robbins to any of the Shares. The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, satisfactory in form and substance to the Company, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Party hereto.


                                      * * *


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                  IN WITNESS WHEREOF, the parties have executed this Voting
Agreement as of the date first set forth above.

                                    COMPANY:

                                    American Residential Investment Trust, Inc.

                                    By: /s/ John M. Robbins, Jr.
                                       -----------------------------------------
                                    Name:  John M. Robbins, Jr.
                                         ---------------------------------------
                                    Title:  Chairman of the Board and Chief
                                            Executive Officer
                                          --------------------------------------
                                    Address:  445 Marine View Avenue, Suite 230
                                            ------------------------------------
                                              Del Mar, CA 92014
                                            ------------------------------------


                                    ROBBINS:
                                              /s/ John M. Robbins, Jr.
                                             -----------------------------------
                                             John M. Robbins, Jr.

                                    HOLDINGS:

                                    MDC REIT HOLDINGS, LLC
                                    By:  Home Asset Management Corp., its
                                         managing member


                                    By:  /s/ George E. McCown
                                       -----------------------------------------
                                    Name:  George E. McCown
                                         ---------------------------------------
                                    Title: Chairman of the Board and President
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                            ------------------------------------


                                    HAMCO:

                                    Home Asset Management Corp.

                                    By:  /s/ George E. McCown
                                       -----------------------------------------
                                    Name:  George E. McCown
                                         ---------------------------------------
                                    Title: Chairman of the Board and President
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                            ------------------------------------


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                                    EXHIBIT A

                                IRREVOCABLE PROXY

         MDC REIT Holdings, LLC, a Delaware limited liability company ("HOLDINGS") and a stockholder of American Residential Investment Trust, Inc., a Maryland corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law), but subject to the termination provisions hereof, appoints the Company, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of the Company that now are beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES"), but solely in accordance with the terms of this Proxy. The Shares beneficially owned by Holdings as of the date of this Proxy are 1,600,000 shares of the Company's common stock. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to such Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and the matters set forth in the third paragraph hereof.

         This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between the Company, Holdings, HAMCO and Robbins (HAMCO and Robbins, as defined in the Voting Agreement) (the "VOTING AGREEMENT"), and is granted in consideration of the Company's execution and delivery of the Termination and Release Agreement (as defined in the Voting Agreement).

         The Company is hereby authorized and empowered by the undersigned, subject to the termination provisions in Section 2.1 of the Voting Agreement, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting, in favor of any motion or proposition that is made solely to (i) terminate the Company's status as a real estate investment trust or "REIT" under the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) amend the Company's Articles of Amendment and Restatement ("ARTICLES") and Bylaws to remove all provisions that
(a) restrict the acquisition and transfer of shares of the Company's common stock and are designed to preserve the Company's status as a REIT under the Code, (b) provide special rights, preferences and privileges to Crescent (as defined in the Articles) or the holders of the Senior Secured Notes (as defined in the Articles), and (c) make reference to Crescent and the Senior Secured Notes.

         The Company may not exercise this Proxy on any other matter except as provided above. The undersigned (or other owner of the Shares) may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


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         This Proxy, and all obligations of the undersigned hereunder, shall terminate immediately, without any further action being required, upon any termination of the Voting Agreement.


                                    Dated:  December 20, 2001


                                    MDC REIT Holdings, LLC


                                    By:  /s/ George E. McCown
                                       -----------------------------------------
                                    Name:  George E. McCown
                                         ---------------------------------------
                                    Title: Chairman of the Board and President
                                           of Home Asset Management Corp., its
                                           General Partner
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                            ------------------------------------


                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]


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